UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        January 9, 2007

Impac Mortgage Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

Item 5.02(e)

On January 9, 2007, Impac Funding Corporation (“IFC”), a wholly owned subsidiary of Impac Mortgage Holdings, Inc. (“IMH” and together with IFC, the “Company”) and Ronald M. Morrison, the Company’s Executive Vice President, General Counsel,  executed an employment agreement.   The employment agreement, the terms of which are effective as of June 1, 2006, expires on May 31, 2009, unless terminated earlier.  Pursuant to the terms of the employment agreement, Mr. Morrison receives a base salary of $385,000 per year and he is eligible to receive an annual discretionary bonus of up to 50% of his base salary. Mr. Morrison is also eligible to receive an annual car allowance of $6,000 and paid vacation.  Furthermore, Mr. Morrison is eligible to receive annual dividend equivalent rights (“DERs”) payable in cash on stock options; provided, however, that the total dollar amount of DERs with respect to 20,000 shares underlying options paid during the period from June 1, 2006 to June 1, 2007 may not exceed an aggregate of $1.00 per share.  Mr. Morrison is prohibited, without prior approval of the Board of Directors, from receiving compensation, directly or indirectly, from any companies with whom IFC or any of its affiliates has any financial, business or affiliated relationship.

If Mr. Morrison’s employment is terminated for any reason, other than without cause or good reason, Mr. Morrison will receive his base salary, bonus incentive compensation and accrued vacation benefits prorated through the termination date.  If Mr. Morrison is terminated without cause or resigns with good reason, he will receive, in addition to his base salary, bonus incentive compensation and accrued vacation benefits prorated through the termination date, 18 months of his base salary along with health benefits, to be paid out proportionally over an 18 month period.  Termination with cause includes conviction of a crime of dishonesty, a felony with certain penalties, disbarment or suspension of his license to practice law for more than 30 days, substantial failure to perform duties after notice, willful misconduct or gross negligence, or material breach of the employment agreement. Good reason includes material changes to employee’s duties, relocation of the Company’s business by more than 65 miles without employee’s consent, the Company’s material breach of the employment agreement or, in the event of a change of control, the acquiring company fails to assume the agreement.  Mr. Morrison has agreed not to compete with the Company or any of its affiliates during the 18 months that severance payments are made, provided that the agreement not to compete will be waived if Mr. Morrison foregoes the severance compensation.    Because IMH will receive direct and indirect benefits from the performance of Mr. Morrison under the employment agreement, IMH entered into a guaranty also effective as of June 1, 2006, in favor of Mr. Morrison. Under the terms of the guaranty, IMH promises to pay any and all obligations owed to Mr. Morrison in the event of default by IFC.  The employment agreement will not be terminated by merger, an acquisition by another entity, or by transferring all or substantially all of IFC’s assets. In the event of any such change of control, the surviving entity or transferee, will be bound by the employment agreement.

Exhibit 9.01          Financial Statements and Exhibits.

(d) Exhibits

10.1                         Employment Agreement executed January 9, 2007 between Impac Funding Corporation and Ronald M. Morrison

10.1(a)                    Guaranty executed January 9, 2007 between Impac Mortgage Holdings, Inc. in favor of Ronald M. Morrison

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: January 11, 2007

	By:	/s/ Joseph R. Tomkinson
	Name:	Joseph R. Tomkinson
	Title:	Chief Executive Officer